Exhibit 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)

Velodyne Lidar, Inc.
(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(6)
Equity	Common Stock, par value $0.0001 per share	Rule 457(h)	9,867,334(2)	$3.78(4)	$37,298,523	0.0000927	$3,458
Equity	Common Stock, par value $0.0001 per share	Rule 457(h)	1,973,467(3)	$3.22(5)	$6,354,564	0.0000927	$590

Total Offering Amounts					$43,653,087		$4,048
Total Fee Offsets							—
Net Fee Due							4,048

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.
(2)	Represents 9,867,334 shares of Common Stock Common Stock that were automatically added to the shares reserved for issuance under the Velodyne Lidar, Inc. 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”) on January 1, 2022 pursuant to an “evergreen” provision contained in the 2020 Equity Incentive Plan. The number of shares of Common Stock available for issuance under the 2020 Equity Incentive Plan is subject to an automatic annual increase on the first day of each fiscal year of the Company through January 1, 2030 equal to the least of (a) 5% of the total number of Common Stock actually issued and outstanding on the last day of the preceding fiscal year, (b) 10,000,000 shares of Common Stock or (c) a number of Common Stock determined by the Registrant’s Board of Directors. Notwithstanding the foregoing, the Board of Directors retains the right in its sole discretion to forego an increase for any fiscal year following an annual review by the Board of the Directors of the share reserve of the 2020 Equity Incentive Plan. In general, to the extent that any awards under the 2020 Equity Incentive Plan are forfeited, cancelled or expire for any reason before being exercised or settled in full, if any awards are settled in cash or if shares issued under the 2020 Equity Incentive Plan are reacquired by the Registrant pursuant to a forfeiture provision, repurchase right or for any other reason, those shares will again become available for issuance under the 2020 Equity Incentive Plan, as will shares applied to pay the exercise or purchase price of an award or to satisfy tax withholding obligations related to any award.
(3)	Represents 1,973,467 shares of Common Stock that were automatically added to the shares reserved for issuance under the Velodyne Lidar, Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP”) on January 1, 2022 pursuant to an “evergreen” provision contained in the 2020 ESPP. The number of shares of Common Stock available for issuance under the 2020 ESPP is subject to an automatic annual increase on the first day of each fiscal year of the Company through January 1, 2040 equal to the least of (a) one percent (1%) of the total number of shares of Common Stock actually issued and outstanding on the last day of the preceding fiscal year, (b) 2,500,000 shares of Common Stock or (c) a number of shares of Common Stock determined by the Registrant’s Board of Directors.
(4)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the shares of the Registrant’s Common Stock as reported on The Nasdaq Global Select Market on February 25, 2022, which date is within five business days prior to the filing of this Registration Statement.
(5)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of the average of the high and low prices of the shares of the Registrant’s Common Stock as reported on The Nasdaq Global Select Market on February 25, 2022, which date is within five business days prior to the filing of this Registration Statement. Pursuant to the 2020 ESPP, the purchase price of shares of Common Stock will be at least 85% of the lower of the fair market value of the shares of Common Stock on the first trading day of the offering period or on the purchase date.
(6)	The Registrant does not have any fee offsets.